UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Board of Directors (the “Board”) of P.A.M. Transportation Services, Inc. (the “Company”) elected Franklin McLarty to serve as director of the Company. Mr. McLarty fills an existing vacancy on the Board and will serve on the Board until the Company’s 2015 Annual Meeting of Stockholders, and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. McLarty has been appointed to serve on the Audit Committee. A copy of a news release announcing Mr. McLarty’s appointment to the Board is attached as Exhibit 99.1.

At the Board meeting on May 29, 2014, the Board approved an increase in the base salary for Daniel H. Cushman, our President and Chief Executive Officer, to $470,000 and for Allen W. West, our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, to $250,000, effective immediately.

On May 29, 2014, the Board also approved a short-term cash incentive plan (the “Plan”) for the Company’s named executive officers and certain other employees providing for cash bonus awards to be determined based on the achievement of certain operating ratio and revenue growth performance targets as of the end of the applicable bonus year. The amount of the bonus can vary from zero to 120% of base salary. Under the Plan, an eligible employee will receive a bonus ranging from 20% to 100% of base salary if the Company’s operating ratio for the applicable bonus year is less than 97%. Additionally, if the Company’s revenue growth during the applicable bonus year is 5% or more, the employee will receive a bonus ranging from 5% to 20% of base salary in addition to any bonus received based on the operating ratio. The maximum bonus under the Plan of 120% of the employee’s base salary is earned if the Company’s operating ratio is less than 93% and revenue growth is at least 20% in the applicable bonus year. For purposes of the Plan, operating ratio will be determined based on the same methodology used in calculating operating ratio as reported in Item 6 “Selected Financial Data” of the Company’s Annual Report on Form 10-K, except that operating expenses will be reduced by any employee bonuses paid or accrued during the year. Revenue growth will be calculated by subtracting the prior year operating revenue (excluding fuel surcharge) from the current year operating revenue (excluding fuel surcharge) and dividing the difference by the prior year operating revenue (excluding fuel surcharge). Base salary will be the salary in effect at the end of the applicable bonus year.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Annual Meeting of Stockholders of the Company was held, at which meeting seven directors were elected to serve as the Board until the next Annual Meeting of Stockholders, and certain other proposals, as described below, were approved by the Company’s stockholders. Final vote tabulations are indicated below:

        (1) Election of seven director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick P. Calderone	5,362,731	1,872,413	467,946
Daniel H. Cushman	5,351,462	1,883,682	467,946
W. Scott Davis	7,156,003	79,141	467,946
Norman E. Harned	7,175,913	59,231	467,946
Manuel J. Moroun	5,362,731	1,872,413	467,946
Matthew T. Moroun	5,348,519	1,886,625	467,946
Daniel C. Sullivan	7,156,003	79,141	467,946

        (2) Proposal to approve on an advisory basis, the Company’s compensation of its executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,158,601	24,793	51,750	467,946

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        (3) Proposal to approve the Company’s 2014 Amended and Restated Stock Option and Incentive Plan, including the material terms of the performance goals under such plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,122,204	61,308	1,632	467,946

        (4) Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,699,942	2,266	882	0

Abstentions and broker non-votes were included in the calculation of the number of shares considered to be represented at the meeting, but were not included as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

Item 8.01	Other Events.

On May 29, 2014, the Board authorized a new repurchase program under which the Company can repurchase up to 500,000 shares of its common stock from time to time through the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 or in privately negotiated transactions. On September 23, 2011, the Board previously authorized a repurchase program under which the Company could repurchase up to 500,000 shares of its common stock. As of May 29, 2014, 186,758 shares remained available for purchase under the 2011 purchase program. The current authorization replaces the 2011 repurchase program. A copy of a news release announcing the new stock repurchase authorization is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this Report:

99.1 News release issued by the Registrant on June 4, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: June 4, 2014	By:	/s/ Daniel H. Cushman
Daniel H. Cushman President and Chief Executive Officer

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